Exhibit 99.1

                   Kerr-McGee Schedules Interim Third-Quarter
                   ------------------------------------------
                            Conference Call, Webcast
                            ------------------------

     Oklahoma City, Sept. 14, 2004 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EDT, Wednesday, Sept. 22 to discuss its interim third-quarter 2004 financial and operating activities, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #76803805. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.

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Media Contacts:   Debbie Schramm                     John Christiansen
                  Direct:  405-270-2877              Direct:  405-270-3995
                  Pager:  1-888-734-8294             Cell:  405-406-6574
                  dschramm@kmg.com                   jchristiansen@kmg.com

Investor Contact  Rick Buterbaugh
                  Direct:  405-270-3561